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                                                                     EXHIBIT 5.1

                          MORGAN, LEWIS & BOCKIUS LLP
                               ONE OXFORD CENTRE
                              PITTSBURGH, PA 15219

December 11, 1996

FORE Systems, Inc.
174 Thorn Hill Road
Warrendale, PA 15086-7535

Re: Post-Effective Amendment No.1 to Form S-3 Registration Statement
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Gentlemen:

We have acted as counsel to FORE Systems, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No.1 to the Registration Statement on Form S-3, File No. 33-80683 (the "Post-Effective Amendment"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale by certain selling stockholders identified in the Post-Effective Amendment of an aggregate of up to 744,810 shares (the "Shares") of the Company's Common Stock, par value $.01 per share.

We are familiar with the Post-Effective Amendment. We have reviewed the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuiness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Validity of Common Stock."

Yours truly,

/s/ MORGAN, LEWIS & BOCKIUS LLP